UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2016 (April 1, 2016)

Precision Aerospace Components, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-30185

Delaware	20-4763096
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

351 Camer Dr. Bensalem, PA	19020
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 245-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this "Form 8-K/A") is an amendment to the Current Report on Form 8-K of Precision Aerospace Components, Inc., dated April 6, 2016 (the "Original Form 8-K").

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers; Compensatory Agreement of Certain Officers

On April 6, 2016, Precision Aerospace Components, Inc. (the "Company") announced Victor Mondo as the new Chief Executive Officer of the Company and as President of Aero-Missile Components, Inc., one of the Company's subsidiaries. That announcement is amended to provide that Mr. Mondo will become the Chief Executive Officer of the Company upon the Company completing the filing of its outstanding Quarterly Reports and Annual Report for 2015 with the Securities and Exchange Commission and thereby becoming current on its filing obligations. John F. Wachter will remain the interim Chief Executive Officer until such filings are completed. Mr. Mondo has assumed the role of President of Aero-Missile Components, Inc. as of April 1, 2016.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Aerospace Components, Inc. (Registrant)

Dated: April 8, 2016	By:	/s/ John F. Wachter
	Name:	John F. Wachter
	Title:	Chairman of the Board of Directors